                                                                    EXHIBIT 21.1

                                         STATE OR OTHER JURISDICTION OF      NAME(S) UNDER WHICH SUBSIDIARY IS
NAME OF SUBSIDIARY                               INCORPORATION                         DOING BUSINESS
------------------------------------  ------------------------------------  ------------------------------------
*Monsey Products Co.                              Pennsylvania                          Monsey Bakor
 Kimberton Enterprises, Inc.                        Delaware                                n/a
*Monsey Products of Arizona, LLC                    Arizona                                 n/a
 Monsey Bakor Holdings Inc.                     Ontario, Canada                             n/a
 Monsey Bakor Inc.                              Ontario, Canada                             n/a
 Bakor Quebec Ltd.                              Ontario, Canada                             n/a
 Globe-Vadag Holdings Inc.                      Ontario, Canada                             n/a
 Globe-Vadag Corp.                              Ontario, Canada                             n/a

------------------------

* Effective December 31, 1998, the Company merged Monsey Products Co. and Monsey Products of Arizona LLC into the Company.